Exhibit 10.6

                              CONSULTING AGREEMENT

THIS AGREEMENT made as of the 1st day of March, 2011

BETWEEEN:

              WAYNE PARSONS
              1455 Corley Dr.
              London, Ontario
              N6G 2K5

              (hereinafter called the "Consultant")
                                                              OF THE FIRST PART,
                                      -and-

              AMERICAN PARAMOUNT GOLD CORP.
              130 King Street West, Suite 3670
              Toronto, Ontario
              M5X1A9

              (hereinafter called the "Corporation")
                                                             OF THE SECOND PART.

WHEREAS the Corporation carries on the business of Mineral Exploration & Development,

AND WHEREAS the Corporation has engaged the Consultant to assist it in providing strategic planning and business development services in connection with the Business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration if the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  ARTICLE 1-ENGAGEMENT AND ACCEPTANCE OF DUTIES

1.1 The Corporation has engaged the Consultant and the Consultant accepted the engagement with the Corporation to provide the following services (the "Services"):

     (a)  assessing and completing business acquisitions;
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     (b)  financial advice concerning cash flow and management and an overview of the general economic landscape that would be relevant to the raising of capital by the Corporation; and

     (c)  developing and implementing strategic business relationships

1.3 The Consultant shall exercise its best efforts for and on behalf of the Corporation and shall faithfully, honestly and diligently serve the Corporation, and to devote its time, labour, skill and attention to the performance of the Services.

1.4 The Consultant shall not be obliged to devote its entire business time and attention to the Business.

                                 ARTICLE 2-TERM

2.1 This Agreement sets out the scope and nature of the agreement and records the terms of such engagement as at the date hereof. This Agreement shall continue after the date hereof for a period ending December 31, 2012 subject to earlier termination in accordance with the terms hereof.

                               ARTICLE 3-BASIC FEE

3.1 The Consultant shall be paid a basic fee (the "Fee") with adjustments as agreed, commencing March 1, 2011 in the amount of $60,000 per annum payable in equal monthly installments of $5,000 each within 15 days from the date of invoice together with applicable HST. The Consultant shall be eligible to receive additional compensation in the form of warrants or stock options at the discretion of the Board of Directors of the Corporation.

                              ARTICLE 4-BLACKBERRY

4.1 The Consultant shall be provided with a Blackberry communication device and the Corporation will pay for the cost of monthly service.

                               ARTICLE 5-EXPENSES

5.1 The Consultant shall be entitled to reimbursement for all reasonable expenses actually and properly incurred by the Consultant in the course of the performance of the Services, subject to submission of invoices to the Corporation and the prior written approval of such expenses by the President & CEO of the Corporation if that expense is over $500.

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           ARTICLE 6-CONFIDENTIAL INFORMATION AND RESTICTIVE COVENANTS

6.1 The Consultant acknowledges that in the course of carrying out, performing and fulfilling the Services hereunder, the Consultant will have access to and will be entrusted with confidential and proprietary information and trade secrets belonging to the Corporation (the "Confidential Information"). The Consultant acknowledges and agrees that the right to maintain the confidentiality of the Confidential Information, and the right to preserve the goodwill of the Corporation, constitute proprietary rights which the Corporation is entitled to protect. Accordingly, the Consultant hereby covenants and agrees with the Corporation that the Consultant will not at any time, either during the term hereof or at any time thereafter, disclose any of the Confidential Information to any person other than to the officers, directors and management of the Corporation, or shall it use the same for any purpose other than those of the Corporation. The foregoing provisions shall not apply to and the "Confidential Information" shall exclude any information which is or becomes available to, or is or becomes known to the public or to competitors of the Corporation otherwise than by a breach of this Agreement, or to any information the Consultant is required to disclose by order of any court or tribunal of competent jurisdiction or to comply with any law, rule of regulation.

                            ARTICLE 7-NON-COMPETITION

7.1 The Consultant agrees that it shall not, at any time during the term of this Agreement and for a period of 24 months thereafter, take any steps or make any approach, either directly or indirectly, to any employee of the Corporation or its subsidiaries calculated to lead such employee to leave his or her employment.

7.2 THE CONSULTANT ACKNOWLEDGES AND AGREES THAT:

     (a) the duration within which the restrictions set forth in Sections 7.1 shall apply have been considered by the Consultant and the restraints and restrictions of and on the future activities of the Consultant are reasonable in the circumstances.

     (b) all restrictions in this Agreement are reasonable and valid and all defenses to the strict enforcement thereof by the Corporation are hereby waived by Consultant;

     (c) a violation of any of the provisions of this Agreement will result in immediate and irreparable harm and damage to the Corporation; or

     (d) in the event of any violation by the Consultant of any provision of this Agreement, the Corporation shall, in addition to any other right to relief, be entitled to equitable relief by way of temporary or permanent injunction and to such other relief as any court of competent jurisdiction may deem just and proper.

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7.3 The provisions of this Article 7 shall survive notwithstanding termination of this Agreement.

                     ARTICLE 8-TERMINATION OF THE AGREEMENT

8.1 The Consultant may terminate its engagement with the Corporation at any time by providing 2 months notice in writing to the Corporation. If the Consultant provides such notice to the Corporation, the Corporation may require the Consultant to cease duties prior to the expiry of the notice period provided that it pays to the Consultant the Fee in accordance with Section 3.1 during the notice.

8.2 The Corporation may terminate the engagement of the Consultant at any time by providing 2 months notice in writing to the Consultant.

                       ARTICLE 9-MISCELLANEOUS PROVISIONS

9.1 The Consultant acknowledges and agrees that the Consultant is an independent contractor, that the Consultant is not an employee of the Corporation and that this Agreement shall not create at partnership, joint venture, employer/employee, mater/servant or any other relationship between the Corporation and the Consultant.

9.2 No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the parties from any provisions of this Agreement is effective unless it is in writing and signed by the parties and the amendment, modification, waiver or consent is effective only in the specific instance and for the specific purpose for which it is given.

9.3 The Consultant and the Corporation shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts and documents as shall be reasonably required to accomplish the intention of this Agreement.

9.4 This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes relating to this Agreement and all of the rights and obligations created hereby. The Consultant and the Corporation hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

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9.5 In the event that any provision or any part of any provision is deemed to be invalid by reason of the interpretation placed thereon by a court, this Agreement shall be construed as not containing such provisions or part of such provisions and the invalidity of such provision or such part shall not affect the validity of any other provisions or the remainder of such provision hereof. All other provisions here of which are otherwise lawful and valid shall remain in full force and effect.

9.6

     (a) Except as otherwise expressly provided herein, all notices shall be in writing and either delivered personally, by registered or certified mail or by facsimile or electronic communication. In the case of the Corporation notice shall be at the Corporation's office set out in the front page hereof. In the case of the Consultant notice shall be delivered to the most current address of the Consultant's residence on file with the Corporation.

     (b) Any notice which is delivered personally shall be effective when delivered, any notice which is sent by registered or certified mail shall be effective on the fifth business day following the date of mailing and any notice which is delivered by facsimile or electronic communication shall be effective on the first business day following the day of sending.

     (c) Any notice given by facsimile or electronic communication shall immediately be confirmed by regular mail.

9.7 This Agreement constitutes the entire agreement between the parties as to the matters dealt with herein. There are not and shall not be any oral statements, representations, warranties, undertakings or agreements between the parties.

9.8 This Agreement and all of its provisions shall inure to the benefit of and the binding upon the parties, the successors and assigns of the Corporation and to the legal personal representatives of the Consultant.

9.9 This Agreement will be effective as of March 1, 2011.

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IN WITNESS WHEREOF this Agreement has been duly executed by the parties this
15th day of March, 2011.

WAYNE PARSONS                           AMERICAN PARAMOUNT GOLD CORP.


                                             /s/ Hugh H. Aird
PER: /s/ Wayne Parsons                  PER: Hugh H. Aird, President & CEO

Authorized Signing Officer              Authorized Signing Officer


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